EXHIBIT 99.1

Synthesis Energy Systems, Inc. Enters Definitive Agreements on $26 Million Package for Its Zao Zhuang New Gas Company Gasification Facility Expansion

  ZZ Joint Venture to Boost Profitability Through Repurposing and Expanding the Facility
  SES Sells 59.81% Interest in its Zao Zhuang Joint Venture Facility for $10 Million
  Funds for Transaction to be Received by SES Outside of China.
  Partner to Contribute $6.6 Million (40 Million Yuan) Equity Towards $16 Million Plant Expansion
  SES to Retain 24.52% Ownership Interest in Expanded Facility

HOUSTON, June 29, 2015 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), a global energy and gasification technology company enabling clean, high-value energy and chemical products from multiple feedstocks announced that it has entered into a definitive Share Purchase and Investment Agreement (SPIA) with Rui Feng Enterprises Limited, a British Virgin Islands company and a separate Operation and Management (OM) Agreement with Shandong Saikong Automation Equipment Co. Ltd, an affiliate of Rui Feng registered in the People's Republic of China (together referred to as "the Transaction Partners") to achieve SES' strategic aim of repurposing and expanding its Zao Zhuang New Gas Company joint venture facility (ZZ) in Zao Zhuang City, Shandong Province, China. The agreements became effective on June 26, 2015, with the first installment payment of $1.6 million received by SES in its account outside China.

The transaction for selling SES' shares of the ZZ joint venture is to be completed offshore of the People's Republic of China. Under the terms of the SPIA agreement, the Transaction Partners will pay $10 million cash to SES in four installments over a period of 15 months for 59.81% of SES's shares in ZZ. The Transaction Partners will also invest a minimum additional equity of $6.6 million (40 million Yuan) to fund the estimated $16 million (100 million Yuan) expansion and increase its ownership to a capped limit of 73.53%. Additional debt financing will be raised by the Transaction Partners and the ZZ joint venture for completion of the expansion. SES is not required to invest additional equity or provide debt to the expanded ZZ facility and will retain a minimum 24.52% ownership in the new enterprise.

A separate Operation and Management Agreement between the Transaction Partners and the ZZ plant has also been signed which establishes a new General Manager of ZZ and a project team to carry forward on both day to day plant operations as well as oversee the construction of the expansion project. Under the terms of the OM agreement the Transaction Partners will finance all operating costs of the ZZ Plant and have preferential profit distribution right for the first 36 months of operations from the expanded facility.

The two existing SES gasification systems will be refurbished and prepared for full capacity operation and the syngas will be used for the production of 100,000 tons per year of acetic acid, as well as a secondary product of propionic acid (~10,000tpa). The agreed goal is to complete the expansion within 24 months. The parties will now work closely together to immediately amend the ZZ plant's existing facility's local government approvals to allow for production of the new products and begin equipment financing and engineering for the expansion. In addition, the ZZ plant will continue to generate methanol from Xuecheng Energy's coke oven gas (COG) under the terms of the existing Methanol Cooperation Agreement between ZZ and Shandong Weijiao Group Xuecheng EnergyCo., Ltd.

"I am proud of our team to have found such an enthusiastic partner with a solid commitment to expand the ZZ plant. This expansion is expected to allow our two SES gasification systems to operate at 100% design capacity which will drive lower unit costs for the new enterprise plus the production of acetic acid and the related products is expected to provide higher profitability through improved operating margins which we believe will produce long-term financial results from the ZZ joint venture," said Robert W. Rigdon, President and CEO of SES. "This move accomplishes our strategic aim to both monetize a portion of the ZZ asset and repurpose the facility for growth and future earnings without additional equity or debt required from SES. A lot of hard work still remains to secure the additional financing and complete the expansion project and we will be working closely with our new partners to get it done successfully."

"Through friendly cooperation of all parties we will undertake a great project expansion effort to create value for our shareholders. Zao Zhuang is a preferable location to place this important acetic acid production facility and improve the overall conditions for the area," said Madame Li Bing, General Manager of Rui Feng. "We are utilizing an advanced downstream technology that has been commercially proven to generate acetic acid at favorable economics and we will now put all efforts to move quickly toward our goal of a big project success."

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal and biomass through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com.

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our ZZ joint venture to effectively operate XE's methanol plant and produce methanol; our ability to successfully expand the ZZ joint venture through our partnership with Saikong; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the Tianwo-SES joint venture in the joint venture territory; our ability to successfully partner our technology business; our ability to develop our power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; events or circumstances which result in an impairment of assets, including, but not limited to, at our ZZ Joint Venture; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, including in particular methanol, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group
Investor Relations:
David Castaneda
Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
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747.222.7012
PR@synthesisenergy.com